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Exhibit 32.2

Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Whole Foods Market, Inc. (the "Company") on Form 10-K for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glenda Chamberlain, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §v1350, that:

  (1)
  The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ GLENDA CHAMBERLAIN Glenda Chamberlain Chief Financial Officer November 29, 2007

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  Exhibit 32.2
Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350